Bank of Lancaster Opens a Third Location in Richmond Area

KILMARNOCK, Va., March 30, 2015 /PRNewswire/ -- Bank of Lancaster, a subsidiary of Bay Banks of Virginia, Inc. (OTCQB: BAYK), opened a second full service retail branch at 11450 Robious Road in North Chesterfield today, Monday, March 30.

"We are very excited about opening our second retail branch in such a desirable location," said Randal R. Greene, President and CEO. "Since March 2014, we have established a solid presence in Richmond's West End at One Paragon Place - the center for Bank of Lancaster's commercial and residential lending; and we have received overwhelming support from businesses and residents in the Libbie-Patterson area with our first full service retail branch. We view Bank of Lancaster's success in Richmond as a strong indication that consumers continue to embrace the community bank model.

"Customers want to be known by name and not numbers. As a sound financial institution, our long-term goal is to develop a strong regional community bank franchise in Richmond. While there are numerous banks in Richmond, we believe there is significant opportunity for a strong community bank. Many Richmond residents have second homes or spend time visiting the Northern Neck and are already familiar with Bank of Lancaster. Our presence in the Richmond market will allow us to better serve these customers with a strong portfolio of products and services, and also extend our personal, friendly services to new customers."

Bank of Lancaster takes pride in the quality of leadership and experience our employees offer to our customers. Our residential lending team holds true to "if we promise it, we will deliver it" and "we have your back from application to closing." Our employees take the extra step to ensure our customers are totally satisfied with their banking experience. Bank of Lancaster was established in 1930 and over the years has become a name that people know and trust.

Bank of Lancaster has also been "the" bank known for its community involvement. Our officers serve on numerous charitable organizations and Bank of Lancaster employees can be seen helping out at many community events. With the guidance of a very engaged Richmond Community Board, consisting of 10 Richmond area business leaders and chaired by Randolph N. Reynolds, Jr., a partner of Reynolds Development Company, LLC, we plan to show the same community involvement in Richmond. Bank of Lancaster is a partner for a stronger community!

"Bank of Lancaster offers banking with a bit of a twist – fresh ideas and a good understanding of what people are looking for today. A great example of this is our newly introduced Extreme Banking which includes Online Banking, Mobile Banking & Mobile Deposit, customized Debit card with photo ID, and 10 free non- Bank of Lancaster domestic ATM transactions to name only a few benefits. It's perfect for people on the go. Extreme Banking, coupled with our Golden Advantage program – a highly successful product line providing unique services for those 55 and over, we will be offering banking programs to satisfy a diverse customer group," stated Greene.

In celebration of our Robious opening, Bank of Lancaster is offering a special Grand Opening Money Market account – it is worth checking out! We just opened our doors at Robious Road today, Monday, March 30th so stop by.

About Bay Banks of Virginia, Inc.

Bay Banks of Virginia, Inc. is the bank holding company for Bank of Lancaster and Bay Trust Company. Founded in 1930, Bank of Lancaster is a state-chartered community bank headquartered in Kilmarnock, Virginia. With eight banking offices located throughout the Northern Neck region, a residential lending production office in Middlesex County, and three banking offices in Richmond, Virginia, the bank serves businesses, professionals and consumers with a wide variety of financial services, including retail and commercial banking, investment services, and mortgage banking. Bay Trust Company provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 800-435-1140 or inquiries@baybanks.com.

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